Affinity Bancshares, Inc.

Announces Fourth Quarter 2025

Financial Results

Affinity Bancshares, Inc. (NASDAQ:“AFBI”) (the “Company”), the holding company for Affinity Bank (the “Bank”), today announced net income of $2.1 million for the three months ended December 31, 2025, as compared to $1.3 million for the three months ended December 31, 2024.

	At or for the three months ended,
Performance Ratios:	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net income (in thousands)	$2,132	$2,217	$2,152	$1,831	$1,345
Diluted earnings per share	0.34	0.34	0.33	0.28	0.20
Operating income (1)	2,510	2,389	2,316	1,996	1,738
Adjusted diluted earnings per share (1)	0.40	0.37	0.36	0.30	0.26
Common book value per share	20.84	20.25	19.66	19.25	20.14
Tangible book value per share (1)	17.89	17.34	16.80	16.40	17.30
Total assets (in thousands)	881,697	925,221	933,799	912,496	866,817
Return on average assets	0.92%	0.94%	0.94%	0.83%	0.61%
Return on average equity	6.69%	7.03%	7.01%	5.68%	4.14%
Equity to assets	14.41%	13.55%	13.29%	13.40%	14.90%
Tangible equity to tangible assets (1)	12.62%	11.83%	11.58%	11.65%	13.08%
Net interest margin	3.77%	3.49%	3.57%	3.52%	3.56%
Efficiency ratio	63.55%	64.96%	65.72%	68.55%	75.95%
(1) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Net Income

•
Net income was $8.3 million for year ended December 31, 2025 as compared to $5.4 million for the year ended December 31, 2024, as a result of an increase in net interest income along with a decrease in noninterest expenses, primarily due to merger-related expenses for the 2024 period.
•
Operating income for the year ended December 31, 2025 was $9.2 million as compared to $6.8 million for the year ended December 31, 2024.
•
Net income was $2.1 million for three months ended December 31, 2025 as compared to $1.3 million for the three months ended December 31, 2024, as a result of an increase in net interest income along with a decrease in noninterest expenses.
•
Operating income for the three months ended December 31, 2025 was $2.5 million as compared to $1.7 million for the three months ended December 31, 2024.

Results of Operations

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Net interest income was $31.1 million for the year ended December 31, 2025 compared to $29.2 million for the year ended December 31, 2024. The increase was due to an increase in interest income on loans and interest-earning deposits offset by increases in deposit costs and a decrease in interest income on investment securities.
•
Net interest margin for the year ended December 31, 2025 increased five basis point to 3.59% from 3.54% for the year ended December 31, 2024.

•
Noninterest income decreased $91,000 to $1.9 million for the year ended December 31, 2025, primarily due to lower service charges on deposit accounts and the absence of a gain on the sale of other real estate recorded in 2024.
•
Non-interest expense decreased $2.1 million to $21.7 million for the year ended December 31, 2025 compared to the 2024 period, due mainly to a decrease in other expenses, and specifically merger-related expenses.
•
Net interest income was $8.3 million for the three months ended December 31, 2025 compared to $7.4 million for the three months ended December 31, 2024. The increase was due to an increase in interest income on loans and interest-earning deposits, partially offset by increases in deposit costs and a decrease in interest income on investment securities.
•
Net interest margin for the three months ended December 31, 2025 increased to 3.77% from 3.56% for the three months ended December 31, 2024. The increase in the margin relates to a decrease in yields on our interest-bearing liabilities of 21 basis points offset by a decrease in our yield on interest earning deposits and investments held to maturity as we sold the remainder of our investment held to maturity portfolio in the fourth quarter of 2025.
•
Noninterest income increased $154,000 to $315,000 for the three months ended December 31, 2025.
•
Non-interest expense decreased $324,000 to $5.4 million for the three months ended December 31, 2025 compared to the 2024 period, due mainly to a decrease in salaries and employee benefits and other expense.

Financial Condition

•
Total assets increased $14.9 million to $881.7 million at December 31, 2025 from $866.8 million at December 31, 2024, as we experienced loan growth and an increase in interest earning deposits which was funded from growth in our deposits, and from the sale of our investment held to maturity portfolio.
•
Total gross loans increased $28.6 million to $742.7 million at December 31, 2025 from $714.1 million at December 31, 2024. The increase was due to steady loan demand in construction and consumer loans, and commercial loans secured by real estate - owner occupied.
•
Non-owner occupied office loans totaled $40.6 million at December 31, 2025; the average LTV on these loans is 44.9%, including
o
$15.4 million medical/dental tenants and
o
$25.2 million to other various tenants.
•
Investment securities available-for-sale unrealized losses were $3.7 million, net of tax.
•
Cash and cash equivalents increased $12.5 million to $53.9 million at December 31, 2025 from $41.4 million at December 31, 2024.
•
Deposits increased by $21.5 million to $695.0 million at December 31, 2025 compared to $673.5 million at December 31, 2024, with a $19.8 million net increase in demand deposits and a $1.7 million increase in certificates of deposit.
•
Borrowings decreased by $4.8 million to $54.0 million at December 31, 2025 compared to $58.8 million at December 31, 2024 as an advance from the Bank Term Funding program was repaid in full in the first quarter of 2025.
•
Equity decreased $2.1 million to $127.0 million at December 31, 2025 from $129.1 million at December 31, 2024 from payment of a $1.50 per share dividend that was declared and paid in first quarter, along with $6.0 million of common stock repurchases, offset by earnings of $8.3 million and an improvement in the unrealized loss on available for sale securities of $2.1 million, net of tax.

Asset Quality

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Non-performing loans decreased to $3.6 million at December 31, 2025 from $4.8 million at December 31, 2024.
•
The allowance for credit losses as a percentage of non-performing loans was 251.9% at December 31, 2025, as compared to 177.9% at December 31, 2024.
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The allowance for credit losses to total loans increased to 1.21% at December 31, 2025 from 1.19% at December 31, 2024.
•
Net loan recoveries were $228,000 for the year ended December 31, 2025, as compared to net loan charge-offs of $650,000 for the year ended December 31, 2024.

About Affinity Bancshares, Inc.

The Company is a Maryland corporation based in Covington, Georgia. The Company’s banking subsidiary, Affinity Bank, opened in 1928 and currently operates a full-service office in Atlanta, Georgia, two full-service offices in Covington, Georgia, and a loan production office serving the Alpharetta and Cumming, Georgia markets.

Forward-Looking Statements

In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which describe the future plans, strategies and expectations of the Company. Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning. Forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Accordingly, you should not place undue reliance on such statements. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this report. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in general economic conditions, interest rates and inflation; changes in asset quality; our ability to access cost-effective funding; fluctuations in real estate values; changes in laws or regulations; changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; changes in technology; failures or breaches of our IT security systems; our ability to introduce new products and services and capitalize on growth opportunities; changes in the value of our goodwill and other intangible assets; the effects of an extended U.S. Government shutdown; our ability to successfully integrate acquired operations or assets; changes in accounting policies and practices; our ability to retain key employees; and the effects of natural disasters and geopolitical events, including terrorism, conflict and acts of war. These risks and other uncertainties are further discussed in the reports that the Company files with the Securities and Exchange Commission.

Average Balance Sheets

The following tables set forth average balance sheets, average annualized yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are monthly average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	For the Three Months Ended December 31,
	2025			2024
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$740,016	$11,814	6.33%	$704,198	$10,774	6.09%
Investment securities held-to-maturity	10,395	128	4.89%	29,238	451	6.14%
Investment securities available-for-sale	42,280	451	4.23%	46,455	402	3.44%
Interest-earning deposits and federal funds	70,417	673	3.79%	44,260	495	4.45%
Other investments	6,260	95	6.02%	6,172	105	6.77%
Total interest-earning assets	869,368	13,161	6.01%	830,323	12,227	5.86%
Non-interest-earning assets	46,429			47,331
Total assets	$915,797			$877,654

Interest-bearing liabilities:
Interest-bearing checking accounts	$90,543	$123	0.54%	$83,529	$104	0.50%
Money market accounts	167,973	1,228	2.90%	152,305	1,264	3.30%
Savings accounts	94,932	721	3.01%	73,533	529	2.86%
Certificates of deposit	229,503	2,312	4.00%	214,165	2,272	4.22%
Total interest-bearing deposits	582,951	4,384	2.98%	523,532	4,169	3.17%
FHLB advances and other borrowings	54,000	525	3.86%	58,815	625	4.23%
Total interest-bearing liabilities	636,951	4,909	3.06%	582,347	4,794	3.27%
Non-interest-bearing liabilities	152,362			166,088
Total liabilities	789,313			748,435
Total stockholders' equity	126,484			129,219
Total liabilities and stockholders' equity	$915,797			$877,654
Net interest rate spread			2.95%			2.59%
Net interest income		$8,252			$7,433
Net interest margin			3.77%			3.56%

	For the Year Ended December 31,
	2025			2024
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$728,818	$44,876	6.16%	$687,487	$41,349	6.01%
Investment securities held-to-maturity	21,797	1,330	6.10%	32,723	2,018	6.17%
Investment securities available-for-sale	40,560	1,495	3.69%	47,449	1,778	3.75%
Interest-earning deposits and federal funds	70,591	2,926	4.15%	49,385	2,459	4.98%
Other investments	6,231	382	6.13%	5,801	369	6.36%
Total interest-earning assets	867,997	51,009	5.88%	822,845	47,973	5.83%
Non-interest-earning assets	47,708			49,505
Total assets	$915,705			$872,350

Interest-bearing liabilities:
Interest-bearing checking accounts	$85,552	$429	0.50%	$87,058	$448	0.51%
Money market accounts	165,222	4,950	3.00%	147,049	4,760	3.24%
Savings accounts	87,611	2,570	2.93%	73,176	2,091	2.86%
Certificates of deposit	242,720	9,831	4.05%	217,517	9,157	4.21%
Total interest-bearing deposits	581,105	17,780	3.06%	524,800	16,456	3.14%
FHLB advances and other borrowings	54,211	2,092	3.86%	55,104	2,351	4.27%
Total interest-bearing liabilities	635,316	19,872	3.13%	579,904	18,807	3.24%
Non-interest-bearing liabilities	154,016			166,702
Total liabilities	789,332			746,606
Total stockholders' equity	126,373			125,744
Total liabilities and stockholders' equity	$915,705			$872,350
Net interest rate spread			2.75%			2.59%
Net interest income		$31,137			$29,166
Net interest margin			3.59%			3.54%

AFFINITY BANCSHARES, INC.

Consolidated Balance Sheets

(unaudited)

	December 31, 2025	December 31, 2024
	(Dollars in thousands except per share amounts)
Assets
Cash and due from banks	$6,924	$7,092
Interest-earning deposits in other depository institutions	46,926	34,333
Cash and cash equivalents	53,850	41,425
Investment securities available-for-sale	38,759	36,502
Investment securities held-to-maturity (estimated fair value of $27,286 net of allowance for credit losses of $45 at December 31, 2024)	—	27,299
Other investments	6,264	6,175
Loans	742,682	714,115
Allowance for credit loss on loans	(8,994)	(8,496)
Net loans	733,688	705,619
Premises and equipment, net	2,836	3,261
Bank owned life insurance	17,161	16,487
Intangible assets	17,984	18,175
Other assets	11,155	11,874
Total assets	$881,697	$866,817

Liabilities and Stockholders' Equity

Liabilities:
Non-interest-bearing checking	$132,796	$151,395
Interest-bearing checking	82,612	73,841
Money market accounts	157,439	148,752
Savings accounts	96,981	76,053
Certificates of deposit	225,177	223,440
Total deposits	695,005	673,481
Federal Home Loan Bank advances and other borrowings	54,000	58,815
Accrued interest payable and other liabilities	5,673	5,406
Total liabilities	754,678	737,702
Stockholders' equity:
Common stock (par value $0.01 per share, 40,000,000 shares authorized; 6,095,631 issued and outstanding at December 31, 2025 and 6,409,598 issued and outstanding at December 31, 2024)	61	64
Preferred stock (10,000,000 shares authorized, no shares outstanding)	—	—
Additional paid in capital	58,069	62,355
Unearned ESOP shares	(3,570)	(4,378)
Retained earnings	76,111	76,786
Accumulated other comprehensive loss	(3,652)	(5,712)
Total stockholders' equity	127,019	129,115
Total liabilities and stockholders' equity	$881,697	$866,817

AFFINITY BANCSHARES, INC.

Consolidated Statements of Income

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Dollars in thousands except per share amounts)
Interest income:
Loans, including fees	$11,814	$10,774	$44,876	$41,349
Investment securities	674	958	3,207	4,165
Interest-earning deposits	673	495	2,926	2,459
Total interest income	13,161	12,227	51,009	47,973
Interest expense:
Deposits	4,384	4,169	17,780	16,456
FHLB advances and other borrowings	525	625	2,092	2,351
Total interest expense	4,909	4,794	19,872	18,807
Net interest income before provision for credit losses	8,252	7,433	31,137	29,166
Provision for credit losses	46	225	125	438
Net interest income after provision for credit losses	8,206	7,208	31,012	28,728
Noninterest income:
Service charges on deposit accounts	364	371	1,384	1,520
Loss on sales of investment securities available for sale and held to maturity	(260)	(385)	(260)	(385)
Net gain on sale of other real estate owned	—	—	—	135
Other	211	175	800	745
Total noninterest income	315	161	1,924	2,015
Noninterest expenses:
Salaries and employee benefits	3,090	3,273	12,904	13,126
Occupancy	586	617	2,368	2,451
Data processing	579	549	2,203	2,087
Other	1,189	1,329	4,224	6,097
Total noninterest expenses	5,444	5,768	21,699	23,761
Income before income taxes	3,077	1,601	11,237	6,982
Income tax expense	945	256	2,905	1,541
Net income	$2,132	$1,345	$8,332	$5,441
Weighted average common shares outstanding
Basic	6,136,126	6,411,014	6,277,003	6,414,182
Diluted	6,322,749	6,620,602	6,445,771	6,575,406
Basic earnings per share	$0.35	$0.21	$1.33	$0.85
Diluted earnings per share	$0.34	$0.20	$1.29	$0.83

Explanation of Certain Unaudited Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. Additionally, the Company believes the following information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to the Non-GAAP Reconciliation tables below for details on the earnings impact of these items.

	For the Three Months Ended					For the Year Ended
Non-GAAP Reconciliation	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Operating net income reconciliation
Net income (GAAP)	$2,132	$2,217	$2,152	$1,831	$1,345	$8,332	$5,441
Net loss on securities available for sale and held to maturity	260	—	—	—	385	260	385
ESOP Compensation expense related to dividend	225	220	210	211	—	866	—
Merger-related expenses	—	—	—	—	119	—	1,304
Income tax expense	(107)	(48)	(46)	(46)	(111)	(247)	(372)
Operating net income	$2,510	$2,389	$2,316	$1,996	$1,738	$9,211	$6,758
Weighted average diluted shares	6,322,749	6,427,697	6,457,397	6,547,817	6,620,602	6,445,771	6,575,406
Adjusted diluted earnings per share	$0.40	$0.37	$0.36	$0.30	$0.26	$1.43	$1.03
Tangible book value per common share reconciliation
Book Value per common share (GAAP)	$20.84	$20.25	$19.66	$19.25	$20.14	$20.84	$20.14
Effect of goodwill and other intangibles	(2.95)	(2.91)	(2.86)	(2.85)	(2.84)	(2.95)	(2.84)
Tangible book value per common share	$17.89	$17.34	$16.80	$16.40	$17.30	$17.89	$17.30
Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	14.41%	13.55%	13.29%	13.40%	14.90%	14.41%	14.90%
Effect of goodwill and other intangibles	(1.79)%	(1.72)%	(1.71)%	(1.75)%	(1.81)%	(1.79)%	(1.81)%
Tangible equity to tangible assets (1)	12.62%	11.83%	11.58%	11.65%	13.08%	12.62%	13.08%
(1) Tangible assets is total assets less intangible assets. Tangible equity is total equity less intangible assets.